     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 28, 1998

                                            REGISTRATION NO. 333-______________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                          CORRECTIONAL PROPERTIES TRUST
      (Exact Name of Registrant as Specified in its Governing Instruments)

               MARYLAND                                        65-0823232
(State or Other Jurisdiction of Incorporation                (I.R.S. Employer
           or Organization)                                 Identification No.)

                            GARDENS PLAZA, SUITE 430
                               3300 PGA BOULEVARD
                        PALM BEACH GARDENS, FLORIDA 33410
                                 (561) 691-6624

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              MR. CHARLES R. JONES
                            GARDENS PLAZA, SUITE 430
                               3300 PGA BOULEVARD
                        PALM BEACH GARDENS, FLORIDA 33410
                                 (561) 691-6624

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                              WACKENHUT CORRECTIONS
                                   CORPORATION
           (Exact Name of Co-Registrant as Specified in its Charter)

                FLORIDA                                        65-0043078
(State or Other Jurisdiction of Incorporation               (I.R.S. Employer
           or Organization)                                Identification No.)

                              4200 WACKENHUT DRIVE
                     PALM BEACH GARDENS, FLORIDA 33410-4243
                                 (561) 622-5656

    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                              JAMES P. ROWAN, ESQ.
                              4200 WACKENHUT DRIVE
                     PALM BEACH GARDENS, FLORIDA 33410-4243

                       1998 EMPLOYEE SHARE INCENTIVE PLAN
                  1998 NON-EMPLOYEE TRUSTEES' SHARE OPTION PLAN
                            (Full Title of the Plans)

                                ----------------

                        COPIES OF ALL COMMUNICATIONS TO:
                             BRADLEY D. HOUSER, ESQ.
                       AKERMAN, SENTERFITT & EIDSON, P.A.
                          SUNTRUST INTERNATIONAL CENTER
                         ONE S.E. 3RD AVENUE, 28TH FLOOR
                            MIAMI, FLORIDA 33131-1704
                                 (305) 374-5600

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                        PROPOSED
                                                                                         MAXIMUM             AMOUNT OF
            TITLE OF                    AMOUNT TO            PROPOSED MAXIMUM           AGGREGATE          REGISTRATION
   SECURITIES TO BE REGISTERED      BE REGISTERED 2)   OFFERING PRICE PER SHARE(3)   OFFERING PRICE(3)         FEE
-----------------------------------------------------------------------------------------------------------------------
Common Shares of Beneficial
Interest, par value
$.001 per share(1)                        675,000                  $20.00              $13,500,000.00        $3,982.50
======================================================================================================================

(1) Includes shares issuable under both the Correctional Properties Trust 1998 Employee Share Incentive Plan and the Correctional Properties Trust 1998 Non-Employee Trustees' Share Option Plan.
(2) This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment provisions of the Plans.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The proposed maximum offering price per share is based on the mid-point of the range of estimated initial public offering price per share of $19.00 to $21.00, which is set forth in Correctional Properties Trust's Registration Statement on Form S-11 (Regis. No. 333-46681).

               Total Number of Sequentially Numbered Pages: _____
               Exhibit Index on Sequentially Numbered Page: ______

                                     PART I

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the 1998 Employee Share Incentive Plan and the 1998 Non-Employee Trustees' Share Option Plan (collectively, the "Plans") of Correctional Properties Trust (the "Company") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act. The documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof will be available to participants in the Plans, without charge, upon written or oral request. Any such request should be directed to Patrick T. Hogan, Vice President and Chief Financial Officer, Correctional Properties Trust, Gardens Plaza, Suite 430, 3300 PGA Boulevard, Palm Beach Gardens, Florida 33410, Telephone (561) 691-6624.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                          (Not Required in Prospectus)

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which have been filed by the Company or Wackenhut Corrections Corporation ("Wackenhut Corrections") with the Commission pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

         (a) The Company's Final Prospectus dated April 23, 1998, which forms part of the Company's Registration Statement on Form S-11 (Regis. No. 333-46681);

         (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on April 14, 1998, and any amendment or report filed with the Commission for the purpose of updating such description; and

         (c) Wackenhut Corrections' Annual Report on Form 10-K for the fiscal year ended December 28, 1997, which was filed by Wackenhut Corrections with the Commission on February 20, 1998.

         (d) Wackenhut Corrections' Current Report on Form 8-K filed with the Commission on April 23, 1998.

         In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Maryland law provides that shareholders and trustees of a Maryland real estate investment trust are not personally liable for the obligations of the real estate investment trust; provided, however, that a trustee is not relieved from any liability of a trust or its security holders for any act that constitutes (a) bad faith, (b) wilful misfeasance, (c) gross negligence or (d) reckless disregard of the trustee's duties.

         Maryland law permits a Maryland real estate investment trust to include in its declaration of trust provisions limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for, in general, liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services for the amount of the benefit or profit in money, property or services actually received or (b) active and deliberate dishonesty established by a final judgment as being material to the matter giving rise to the cause of action. The Articles of Amendment and Restatement of Declaration of Trust (the "Declaration of Trust") of the Company will contain a provision which eliminates a trustee's or officer's liability of the Company and its shareholders for money damages to the maximum extent permitted by Maryland law.

         The Declaration of Trust and the Amended and Restated Bylaws of the Company (the "Bylaws") will require the Company to indemnify and advance expenses to a trustee or officer of the Company to the maximum extent permitted by Maryland law.

         Maryland law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors, officers, employees and agents of Maryland corporations. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. Maryland law requires a Maryland corporation to indemnify against reasonable expenses a director or officer who has been successful on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. In accordance with the MGCL, the Bylaws require the Company as a condition to advancing expenses, to obtain (a) a written affirmation by the trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Bylaws will permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company as a trustee, director, officer, or partner and to any employee or agent of the Company or a predecessor of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

          EXHIBIT
          NUMBER        DESCRIPTION
          -------       -----------
            4.1     --  Form of Articles of Amendment and Restatement of
                        Declaration of Trust of Correctional Properties Trust
                        (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-11 -- Regis.
                        No. 333-46681).

          EXHIBIT
          NUMBER        DESCRIPTION
          -------       -----------
            4.2    --   Form of Amended and Restated Bylaws of Correctional
                        Properties Trust (incorporated by reference to Exhibit
                        3.4 of the Company's Registration Statement on Form S-11
                        -- Regis. No. 333-46681).

            4.3    --   Form of certificate evidencing ownership of Common
                        Shares of Beneficial Interest of the Company
                        (incorporated by reference to Exhibit 3.5 of the Company's Registration Statement on Form S-11 -- Regis.
                        No. 333-46681).

             5.1   --   Opinion of Akerman, Senterfitt & Eidson, P.A.

            10.1   --   Correctional Properties Trust's 1998 Employee Share
                        Incentive Plan (incorporated by reference to Exhibit
                        10.7 of the Company's Registration Statement on Form
                        S-11 -- Regis. No. 333-46681).

            10.2   --   Correctional Properties Trust's 1998 Non-Employee
                        Trustees' Share Option Plan (incorporated by reference to Exhibit 10.8 of the Company's Registration Statement on Form S-11 -- Regis. No. 333- 46681).

            23.1   --   Consent of Arthur Andersen LLP.

            23.2   --   Consent of Akerman, Senterfitt & Eidson, P.A. (included
                        in opinion filed as Exhibit 5.1).

            24.1   --   Powers of Attorney (included as part of the signature
                        page hereto).


ITEM 9.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         A. (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore unenforceable in the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy and as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly approved, in the City of Palm Beach Gardens, State of Florida, on the 28th day of April, 1998.



                             CORRECTIONAL PROPERTIES TRUST



                             By: /s/ CHARLES R. JONES
                                 ----------------------------------------------
                                 Charles R. Jones
                                 PRESIDENT, CHIEF EXECUTIVE OFFICER AND TRUSTEE


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles R. Jones and Patrick T. Hogan his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in their capacities and on the dates indicated.

                 SIGNATURE                                     TITLE                          DATE
                 ---------                                     -----                          ----


         /s/ George C. Zoley                           Chairman of the Board             April 28, 1998
--------------------------------------------
         Dr. George C. Zoley



         /s/ Charles R. Jones                      President and Chief Executive         April 28, 1998
--------------------------------------------      Officer and Trustee (Principal
         Charles R. Jones                               Executive Officer)



       /s/ Patrick T. Hogan                     Vice President and Chief Financial       April 28, 1998
-------------------------------------------      Officer (Principal Financial and
         Patrick T. Hogan                               Accounting Officer)


                                   SIGNATURES

         Prsuant to the requirements of the securities act of 1933, Wackenhut Corrections Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on form s-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Beach Gardens, State of Florida, on the 28th day of April, 1998.



                                  WACKENHUT CORRECTIONS CORPORATION



                                  By: /s/ John G. O'Rourke
                                      -----------------------------------------
                                      John G. O'Rourke
                                      Senior Vice President - Finance, Treasurer
                                      and Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John G. O'Rourke and David N.T. Watson his true and lawful attorneys-in-fact, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all amendments, including any post-effective amendments, to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or their substitutes, each acting alone, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                 SIGNATURE                                     TITLE                          DATE
                 ---------                                     -----                          ----


         /s/ George C. Zoley                      Vice Chairman of the Board and         April 28, 1998
--------------------------------------------    Chief Executive Officer (Principal
         Dr. George C. Zoley                            Chief Executive



         /s/ John G. O'Rourke                    Senior Vice President - Finance,        April 28, 1998
--------------------------------------------      Treasurer and Chief Financial
           John G. O'Rourke                    Officer (Principal Financial Officer)




         /s/ David N.T. Watson                     Controller, Chief Accounting          April 28, 1998
--------------------------------------------     Officer, and Assistant Treasurer
           David N.T. Watson                      (Principal Accounting Officer)



                 SIGNATURE                                     TITLE                          DATE
                 ---------                                     -----                          ----



         /S/ GEORGE R. WACKENHUT                             Director                    April 28, 1998
--------------------------------------------
         George R. Wackenhut



         /S/ RICHARD R. WACKENHUT                            Director                    April 28, 1998
--------------------------------------------
         Richard R. Wackenhut



         /S/ NORMAN A. CARLSON                               Director                    April 28, 1998
--------------------------------------------
         Norman A. Carlson



         /S/ BENJAMIN R. CIVILETTI                           Director                    April 28, 1998
--------------------------------------------
         Benjamin R. Civiletti



         /S/ MANUEL J. JUSTIZ                                Director                    April 28, 1998
--------------------------------------------
         Manuel J. Justiz



         /S/ JOHN F. RUFFLE                                  Director                    April 28, 1998
--------------------------------------------
         John F. Ruffle


                                 EXHIBIT INDEX

          EXHIBIT
          NUMBER        DESCRIPTION
          ------        -----------
            4.1    --   Form of Articles of Amendment and Restatement Of
                        Declaration of Trust of Correctional Properties Trust
                        (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-11 -- Regis.
                        No. 333-46681).

            4.2    --   Form of Amended and Restated Bylaws of Correctional
                        Properties Trust (incorporated by reference to Exhibit
                        3.4 of the Company's Registration Statement on Form S-11
                        -- Regis. No. 333-46681).

            4.3    --   Form of certificate evidencing ownership of Common
                        Shares of Beneficial Interest of the Company
                        (incorporated by reference to Exhibit 3.5 of the Company's Registration Statement on Form S-11 -- Regis.
                        No. 333-46681).

            5.1    --   Opinion of Akerman, Senterfitt & Eidson, P.A.

            10.1   --   Form of Correctional Properties Trust's 1998 Employee
                        Share Incentive Plan (incorporated by reference to
                        Exhibit 10.7 of the Company's Registration Statement on
                        Form S-11 -- Registration No. 333-46681).

            10.2   --   Form of Correctional Properties Trust's 1998
                        Non-Employee Trustees' Share Option Plan (incorporated by reference to Exhibit 10.8 of the Company's
                        Registration Statement on Form S-11 -- Registration No.
                        333-46681).

            23.1   --   Consent of Arthur Andersen LLP.

            23.2   --   Consent of Akerman, Senterfitt & Eidson, P.A. (included
                        in opinion filed as Exhibit 5.1).

            24.1   --   Powers of Attorney (included as part of the signature
                        page hereto).